FOR RELEASE
BroadVision Contact:
Andrew Hub
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Profitable First Quarter 2008 Results

REDWOOD CITY, CALIF. — April 23, 2008 — BroadVision, Inc. (OTCBB: BVSN), a global provider of strategic e-business solutions, today reported financial results for its first quarter ending March 31, 2008. Revenues for the first quarter were $10.0 million, compared with revenues of $11.2 million for the fourth quarter ended December 31, 2007 and $12.7 million for the comparable quarter of 2007.

License revenue for the first quarter of 2008 was $4.0 million versus $4.6 million in the prior quarter and $5.7 million in the comparable quarter of 2007. The majority of the first quarter license revenue was generated from the Company’s core Commerce and Process solutions, from customers including SinoPac, Saipem SPA, MTC Telecom, Raiffeisen Hungary, Molex, Center for Railway Information Systems and several other brand name global customers.

In the first quarter of 2008, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $5.4 million, or $0.05 per basic and diluted share, as compared with GAAP net income of $5.9 million, or $0.05 per share, for the fourth quarter of 2007 and GAAP net loss of $2.5 million, or $0.02 per share, for the first quarter of 2007.

Non-GAAP measure net income for the first quarter of 2008 was $3.1 million, or $0.03 per basic and diluted share, compared with non-GAAP measure net income of $4.4 million, or $0.04 per basic and diluted share, in the fourth quarter of 2007 and non-GAAP measure net income of $5.4 million, or $0.05 per basic and diluted share, in the first quarter of 2007. These non-GAAP measure net income figures exclude restructuring charges, stock compensation expense under SFAS 123(R), and revaluation of warrant liabilities. A reconciliation of these non-GAAP measure figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure net income figures provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of March 31, 2008, the Company had a cash balance of $57.7 million, representing a $3.7 million, or 7%, increase over the December 31, 2007 balance of $54.0 million, due primarily to positive cash flow generated from operations.

The Company will be participating at a number of key industry events around the world in the current quarter, including SAP SAPPHIRE '08, May 4-7, Orlando, FL, and NETCOMM Forum 2008, May 14-15, Milan, Italy, to showcase BroadVision® B2B2C Business Agility Suite (BAS) and Commerce Agility Suite (CAS); Internet Retailer Conference & Exhibition, June 9-11, Chicago, IL, highlighting Personalization Accelerator Kit (PAK) and e-Merchandising specifically; and official North America launch of its CHRM™ products at the Society for Human Resources Management annual conference, June 22-24, Chicago, IL.

Conference Call Information

BroadVision management will host a conference call today, Wednesday April 23, 2008, at 2:00 p.m. PDT.  The conference call may be accessed by dialing: 1-866-463-5401 PIN code 457280#. Callers outside the North America should call 1-212-457-9857 to be connected. A web replay will also be available following the call on the Company’s website until it releases its second quarter 2008 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. More than 1,800 organizations, serving over 50 million registered users — including Audible.com, Baker Hughes, BioRad Laboratories, Canon, Cardinal Health, Citibank, Circuit City, DPD Geopost, EFG Bank, Epson America, Finnair, Hilti, Indian Railway, ING Bank, Internet Security Systems, Mettler Toledo, Prime Polymer, Standard Bank of Argentina, Unicredito, Vodafone, W.W. Grainger and Xerox, — rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650.331-1000, email ir1@broadvision.com or visit www.broadvision.com.
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BroadVision and CHRM are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap and the timing and success of product launches, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31	December 31
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,710	$53,973
Other current assets	10,655	9,044
Total current assets	68,365	63,017
Goodwill	25,066	25,066
Other non-current assets	2,181	2,229
Total assets	$95,612	$90,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$21,812	$22,523
Other non-current liabilities	3,269	3,024
Total liabilities	25,081	25,547
Total stockholders’ equity	70,531	64,765
Total liabilities and stockholders’ equity	$95,612	$90,312

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31
	2008	2007

Revenues:
Software licenses	$3,977	$5,733
Services	6,053	7,012
Total revenues	10,030	12,745

Cost of revenues:
Cost of software licenses	7	12
Cost of services	2,253	2,393
Total cost of revenues	2,260	2,405

Gross profit	7,770	10,340

Operating expenses:
Research and development	2,337	2,655
Sales and marketing	1,885	2,069
General and administrative	1,698	1,067
Restructuring (credit) charge	(18)	278
Total operating expenses	5,902	6,069

Operating income	1,868	4,271

Other income (expense), net	3,776	(6,711)

Income (Loss) before provision for income taxes	5,644	(2,440)

Provision for income taxes	(283)	(56)

Net income (loss)	$5,361	$(2,496)

Basic income (loss) per share	$0.05	$(0.02)
Diluted income (loss) per share	$0.05	$(0.02)

Shares used in computing:
Weighted average shares-basic	108,961	106,667
Weighted average shares-diluted	110,327	106,667

BROADVISION, INC. AND SUBSIDIARIES
NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended
	Mar. 31	Dec. 31	Mar. 31
	2008	2007	2007
Revenues:
Software licenses	$3,977	$4,620	$5,733
Services	6,053	6,629	7,012
Total revenues	10,030	11,249	12,745
Cost of revenues:
Cost of software licenses	7	8	12
Cost of services	2,216	2,157	2,339
Total cost of revenues	2,223	2,165	2,351

Gross profit	7,807	9,084	10,394
Operating expenses:
Research and development	2,298	2,033	2,533
Sales and marketing	1,831	2,268	2,001
General and administrative	1,643	1,927	1,011
Total operating expenses	5,772	6,228	5,545
Non-GAAP measure operating income	2,035	2,856	4,849
Other income, net	1,322	1,648	632
Non-GAAP measure income before provision for income taxes	3,357	4,504	5,481
Provision for income taxes	(283)	(60)	(56)
Non-GAAP measure net income	$3,074	$4,444	$5,425
Basic non-GAAP measure net income per share	$0.03	$0.04	$0.05
Diluted non-GAAP measure net income per share	$0.03	$0.04	$0.05
Shares used in computing basic non-GAAP measure net income per share	108,961	108,648	106,667
Shares used in computing diluted non-GAAP measure net income per share	110,327	111,896	109,135

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
(unaudited; in thousands)
	Three Months Ended
	Mar. 31	Dec. 31	Mar.31
	2008	2007	2007

Net income, U.S. GAAP	$5,361	$5,872	$(2,496)
Non-GAAP measure adjustments:
Restructuring (credit) charges	(18)	(195)	278
SFAS 123R Expense [2]	185	538	300
Revaluation of warrants liabilities [1]	(2,454)	(1,771)	7,343
Non-GAAP measure net income	$3,074	$4,444	$5,425

[1] Included as a component of other income, net, for each period presented.
[2] Included as a component of cost of service and operating expense for each period presented.